Cadence Resources Corporation CEO Discusses Corporate Strategy with PRBroadcast.com in Online Interview


PALM BEACH, FL--(MARKET WIRE)--March 2nd(,) 2006--Cadence Resources Corporation (OTC BB: CDNR.OB - News) today announced that the Company is presently featured in an online interview at http://www.PRBroadcast.com. Mr. William Deneau, CEO of Cadence Resources Corporation discusses recent news events, acquisitions, and the Company's intended move to the AMEX exchange.
The CDNR interview is available at http://www.PRBroadcast.com .To access the interview, click on "Join Now/Log In" in the upper right corner. After providing your name, e-mail address, and creating a password, click on the "register" button located at the top of the page. This will register you and send you back to the PRBroadcast.com home page. You may access any CEO Interview or Company name by "trading symbol" (CDNR) or Company name located in the upper left portion of the PRBroadcast.com web page.

About Cadence Resources

Cadence Resources Corporation. (OTC BB: CDNR.OB - News) Cadence Resources Corporation engages in the acquisition, exploration, production, and development of oil and natural gas properties. It has operations in Wilbarger County, Texas; DeSoto Parish, Louisiana; Eddy County, New Mexico; and Alpena County, Michigan. The company also has leased interests in western Kansas and southern Texas. Through its subsidiary, Aurora Energy, Ltd., Cadence Resources has interests in Beyer, Black Bean, Blue Spruce, Devil River, Dover, Gehrke, Hudson, Mackinaw, Nicholson Hill, Paxton Quarry, Sequin, Timm, and Treasure Island Antrim Shale gas projects in Michigan; and the Bergsasi oil well and Church Lake oil field in Michigan. It also owns various nonproducing properties that are in various stages of development. As of September 30, 2005, the company had interests in approximately 143,000 gross acres of oil and gas leases in Michigan's Antrim play, as well as interests in approximately 520,000 gross acres in the New Albany shale gas play in Indiana and Kentucky. The company was incorporated in 1991 and is headquartered in Traverse City, Michigan.

About PRBroadcast.com

PRBroadcast.com presents detailed interviews with CEOs, Company CFOs and Analysts which provides publicly traded companies with production services and distribution of their corporate messages in streaming video/audio format. Your corporate message is delivered firsthand to all major newswires, institutional and private investors, venture capitalists and buy and sell analysts, all at the click of a mouse. Using our state of the art webcasting services, PRBroadcast.com can feature and host CEO interviews, business updates, earning conference calls, analyst presentations, product launches and other special announcements directly to your audience's desktop, at minimal cost compared to video or telephone conferencing. PRBroadcast.com will provide public companies with the means and ability to reach far into the investment community with a direct message to shareholders and potential investors, through our streaming media technology, active databases of institutional and individual investors, analysts, brokerage firms and large affiliate network while providing the most impact for the communications dollar.
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Statements contained herein, other than historical data, may constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends, which may affect the Company's future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. A complete disclosure of all fees paid to PRBroadcast.com is available on the Company's disclaimer page as required by
Section 17B of the SEC. The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in written statements to be made) contain statements that are forward-looking, such as those relating to consummation of the transaction, anticipated future revenue of the Company's and success of current public offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements.

Contact:
     Contact:
     Cadence Resources Corporation,
     William Deneau, CEO & President
     Investor Relations
     231-941-0073
     http://www.auroraogc.com
     ------------------------

     PrBroadcast.com
     (212) 807.5512